Microsoft Word 11.0.0000;http://schemas.microsoft.com/office/word/
2003/wordml013fSUB-ITEM 77H


As of February 28, 2009, the following person or entity now owns more than 25% of a fund's voting security:

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PERSON/ENTITY                                 FUND              PERCENTAGE
--------------------------------
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MFS Growth Allocation Fund                     OTC               26.0%
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As of February 28, 2009, the following  person or entity no longer owns 25% of a fund's voting security:

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PERSON/ENTITY                                 FUND
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MFS Heritage Trust FBO Mustang                MMG
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